Mail to: Secretary of State                   | For office use only
             001                                           |
                                 Corporations Section      |
Please include a typed         1560 Broadway, Suite 200    |
self-addressed envelope            Denver, CO 80202        |
                                    (303) 894-2251         |
MUST BE TYPED                     Fax  (303) 894-2242      |
FILING FEE: $50.00                                         |
MUST SUBMIT TWO COPIES                                     |
            ---                                            ---------------------

                            ARTICLES OF INCORPORATION

Corporation Name   Innovatia, Inc.
                ----------------------------------------------------------------

Principal Business Address 5655 S. Yosemite Street, Suite 109, Greenwood
                  --------------------------------------------------------------
 Village, CO  80111
--------------------------------------------------------------------------------
                           (Include City, State, Zip)

Cumulative voting shares of stock is authorized.  Yes [X]      No [ ]

If duration is less than perpetual enter number of years
                                                         ----------------

Preemptive rights are granted to shareholders.        Yes [X]  No [ ]

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class Common           Authorized Shares 50,000,000   Par Value  $.001
           ------------------                 --------------         -----------

Stock Class                  Authorized Shares              Par Value
           ------------------                 --------------         -----------

The name of the initial registered agent and the address of the registered office is:(If another corporation, use last name space)

Last Name  Sorge                         First & Middle Name   David
         --------------------------------                   --------------------

Street Address  8899 E. Prentice Ave. #5206, Greenwood Village, CO  80111
              ------------------------------------------------------------------
                           (Include City, State, Zip)

  The undersigned consents to the appointment as the initial registered agent.
  ----------------------------------------------------------------------------

Signature of Registered Agent
                             ---------------------------------------------------

These articles are to have a delayed effective date of:
                                                       -------------------------

Incorporators: Names and addresses: (If more than two, continue on a separate
-------------
sheet of paper.

           NAME                                    ADDRESS
                                       8899 E. Prentice Ave. #5206
David Sorge                            Greenwood Village, CO  80111
---------------------------------      -----------------------------------------


---------------------------------      -----------------------------------------

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

                                                                    Revised 7/95

Signature                                  Signature
         ----------------------------               ----------------------------














































                                                                    Revised 7/95